EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 2001 Stock Incentive Plan of Pacer Technology of our report dated August 14, 2002, with respect to the consolidated financial statements and schedules of Pacer Technology included in its Annual Report (Form 10-K), for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG, LLP
ERNST & YOUNG LLP Orange County, California November 6, 2002